Exhibit 10.34

AMENDMENT NO. 7, dated as of March 19, 2009,
to that Employment Agreement dated April 1, 2002 (the "Agreement")
by and between David Bonnett (the "Executive") and
AMERICAN MEDIA, INC. (the "Company").

Effective as of the date first written above, the Agreement is hereby amended as follows:

1.    Paragraph 1a of the Employment Agreement is hereby deleted and the following substituted therefore:

Employment Term. The Company shall employ Executive until March 31, 2010 (the "Employment Term") on the terms and subject to the conditions set forth in this Agreement. The Agreement shall be considered effective as of April 1, 2002 (the "Effective Time").

2.     Paragraph 4 of the Employment Agreement is hereby deleted and the following substituted therefore:

Annual Bonus. With respect to each full fiscal year, effective fiscal year 2010, during the Executive's employment with the Company, during the Employment Term, Executive shall be eligible to earn an annual discretionary Bonus (a "Bonus") of up to $60,000 (Sixty Thousand Dollars and Zero Cents). Executive will receive a minimum Bonus of $30,000 (Thirty Thousand Dollars and Zero Cents) for each full fiscal year during the Employment Term. Such Bonus, if any (above the minimum stated above), shall be at the sole discretion and recommendation of the Chairman/CEO of the Company to the Compensation Committee of the Board. Such Bonus, shall be payable in a lump sum after the close of the fiscal year and the Company's 10-K (if public filing is required) has been filed (approximately 90 days after the close of the Company's fiscal year), but in no event later than March 15th of the calendar year following the calendar year in which the fiscal year ends.

All other terms and conditions of Your Employment Agreement and any subsequent amendments of that Employment Agreement shall remain in full force and effect (unless modified above).

IN WITNESS WEREOF, the parties hereto have duly executed this Amendment No. 7 as of the date first written above.

AMERICAN MEDIA, INC.

By:	/s/ David Pecker
David Pecker

/s/ David Bonett
David Bonnett